EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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         We hereby consent to the incorporation by reference into the
Registration Statement on Form S-8, pertaining to the 1999 Stock Option Plan, of our report dated October 1, 1999 with respect to the consolidated financial statements of National Home Health Care Corp. included in its Annual Report on Form 10-K for the year ended July 31, 1999 filed with the Securities and Exchange Commission.

/s/ Holtz Rubenstein & Co., LLP
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HOLTZ RUBENSTEIN & CO., LLP


Melville, New York
September 1, 2000


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